EX 99.28(d)(200)

Amendment
to
Investment Sub-Advisory Agreement
between
Jackson National Asset Management, LLC
and
Mellon Capital Management Corporation

This Amendment is made by and between Jackson National Asset Management, LLC, a Michigan limited liability company and registered investment adviser (“Adviser”), and Mellon Capital Management Corporation, a Delaware corporation and registered investment adviser (“Sub-Adviser”).

Whereas, the Adviser and Sub-Adviser entered into an Investment Sub-Advisory Agreement dated as of February 18, 2004, as amended (“Agreement”), whereby the Adviser appointed the Sub-Adviser to provide certain sub-investment advisory services to JNL Series Trust (“Trust”).

Whereas, the parties wish to amend the Agreement in order to add the JNL/T. Rowe Price Mid-Cap Growth Fund, pursuant to the appointment of the Sub-Adviser to provide certain sub-investment advisory services to this existing fund of the Trust.

Whereas, in order to reflect this fund addition, Schedule A, Schedule B, and Schedule C must be amended.

Now Therefore, in consideration of the mutual covenants herein contained, the parties hereby agree to amend the Agreement as follows:

1.	Schedule A to the Agreement is hereby deleted and replaced in its entirety with Schedule A dated April 29, 2011, attached hereto.

2.	Schedule B to the Agreement is hereby deleted and replaced in its entirety with Schedule B dated April 29, 2011, attached hereto.

3.	Schedule C to the Agreement is hereby deleted and replaced in its entirety with Schedule C dated April 29, 2011, attached hereto.

In Witness Whereof, the Adviser and the Sub-Adviser have caused this Amendment to be executed as of December 9, 2010, effective as of April 29, 2011.

Jackson National Asset Management, LLC	Mellon Capital Management Corporation
By: /s/ Mark D. Nerud	By: /s/ Janet Lee
Name: Mark D. Nerud	Name: Janet Lee
Title: President and CEO	Title: Director

Schedule A
April 29, 2011
(Funds)

JNL/Mellon Capital Management S&P 500 Index Fund
JNL/Mellon Capital Management S&P 400 MidCap Index Fund
JNL/Mellon Capital Management Small Cap Index Fund
JNL/Mellon Capital Management International Index Fund
JNL/Mellon Capital Management Bond Index Fund
JNL/Mellon Capital Management Global Alpha Fund
JNL/Mellon Capital Management European 30 Fund
JNL/Mellon Capital Management Pacific Rim 30 Fund
JNL/S&P Competitive Advantage Fund
JNL/S&P Dividend Income & Growth Fund
JNL/S&P Intrinsic Value Fund
JNL/S&P Total Yield Fund
JNL/T. Rowe Price Mid-Cap Growth Fund

Schedule B
April 29, 2011
 (Compensation)

JNL/Mellon Capital Management S&P 500 Index Fund
Average Daily Net Assets	Annual Rate

First $50 million	0.09%
Next $50 million	0.06%
$100 to $750 million	0.03%
Over $750 million	0.015%

JNL/Mellon Capital Management S&P 400 MidCap Index Fund
Average Daily Net Assets	Annual Rate

First $50 million	0.09%
Next $50 million	0.06%
$100 to $750 million	0.03%
Over $750 million	0.015%

JNL/Mellon Capital Management Small Cap Index Fund
Average Daily Net Assets	Annual Rate

First $50 million	0.09%
Next $50 million	0.06%
$100 to $750 million	0.03%
Over $750 million	0.015%

JNL/Mellon Capital Management International Index Fund
Average Daily Net Assets	Annual Rate

First $50 million	0.09%
Next $50 million	0.06%
$100 to $750 million	0.03%
Over $750 million	0.015%

JNL/Mellon Capital Management Bond Index Fund
Average Daily Net Assets	Annual Rate

First $50 million	0.09%
Next $50 million	0.06%
$100 to $750 million	0.03%
Over $750 million	0.015%

JNL/Mellon Capital Management Global Alpha Fund
Average Daily Net Assets	Annual Rate

First $100 million	0.67%
Next $200 million	0.60%
Over $300 million	0.55%

JNL/Mellon Capital Management European 30 Fund
Average Daily Net Assets	Annual Rate

$0 to $50 million	0.09%
$50 to $100 million	0.06%
$100 to $750 million	0.03%
Over $750 million	0.015%

JNL/Mellon Capital Management Pacific Rim 30 Fund
Average Daily Net Assets	Annual Rate

$0 to $50 million	0.09%
$50 to $100 million	0.06%
$100 to $750 million	0.03%
Over $750 million	0.015%

JNL/S&P Competitive Advantage Fund
Average Daily Net Assets	Annual Rate

$0 to $100 million	0.06%
$100 to $750 million	0.03%
Over $750 million	0.015%

JNL/S&P Dividend Income & Growth Fund
Average Daily Net Assets	Annual Rate

$0 to $100 million	0.06%
$100 to $750 million	0.03%
Over $750 million	0.015%

JNL/S&P Intrinsic Value Fund
Average Daily Net Assets	Annual Rate

$0 to $100 million	0.06%
$100 to $750 million	0.03%
Over $750 million	0.015%

JNL/S&P Total Yield Fund
Average Daily Net Assets	Annual Rate

$0 to $100 million	0.06%
$100 to $750 million	0.03%
Over $750 million	0.015%

JNL/T. Rowe Price Mid-Cap Growth Fund*
Average Daily Net Assets	Annual Rate

First $50 million	0.09%
Next $50 million	0.06%
$100 to $750 million	0.03%
Over $750 million	0.015%

*Fees will be paid based on assets invested in the mid-cap growth index strategy portion of the JNL/T. Rowe Price Mid-Cap Growth Fund managed by Mellon Capital Management Corporation.

Schedule C
April 29, 2011
 (Investment Objectives)

JNL/Mellon Capital Management S&P 500 Index Fund

The JNL/Mellon Capital Management S&P 500 Index Fund seeks to match the performance of the S&P 500® Index with minimal tracking error.  The strategy is constructed to mirror the Index to provide long-term capital growth by investing in equity securities of large domestic companies.

JNL/Mellon Capital Management S&P 400 MidCap Index Fund

The JNL/Mellon Capital Management S&P 400 MidCap Index Fund seeks to match the performance of the S&P 400® Index with minimal tracking error. The strategy is constructed to mirror the Index to provide long-term capital growth by investing in equity securities of medium capitalization weighted domestic companies.

JNL/Mellon Capital Management Small Cap Index Fund

The JNL/Mellon Capital Management Small Cap Index Fund seeks to match the performance of the Russell 2000® Index with minimal tracking error.  The strategy is constructed to mirror the index to provide long-term capital growth by investing in equity securities of small size domestic companies.

JNL/Mellon Capital Management International Index Fund

The JNL/Mellon Capital Management International Index Fund seeks to match the performance of the Morgan Stanley Capital International (MSCI) Europe Australiasia Far East (EAFE) Free Index with minimal tracking error.  The strategy is constructed to mirror the Index to provide long-term capital growth by investing in international equity securities attempting to match the characteristics of each country within the Index.

JNL/Mellon Capital Management Bond Index Fund

The JNL/Mellon Capital Management Bond Index Fund seeks to match the characteristics and performance of the Barclays Capital U.S. Aggregate Bond Index with minimal tracking error.  The strategy is constructed to mirror the Index to provide safety of principal and a moderate rate of income by investing in domestic fixed income instruments (bonds).

JNL/Mellon Capital Management Global Alpha Fund

The investment objective of the JNL/Mellon Capital Management Global Alpha Fund is to seek total return.  To achieve this objective, the Fund uses a variety of investment strategies, sometimes referred to as absolute return strategies, to produce returns with low correlation with, and less volatility than, major markets over a complete market cycle; typically a period of several years.  The Fund is not managed to a benchmark index.  Rather than managing to track a benchmark index, the Fund seeks to provide returns that are largely independent of market moves.

JNL/Mellon Capital Management European 30 Fund The investment objective of the JNL/Mellon Capital Management European 30 Fund is to provide capital appreciation.

JNL/Mellon Capital Management Pacific Rim 30 Fund The investment objective of the JNL/Mellon Capital Management Pacific Rim 30 Fund is to provide capital appreciation.

JNL/S&P Competitive Advantage Fund

The JNL/S&P Competitive Advantage Fund seeks capital appreciation by investing approximately equal amounts in the common stock of 30 companies included in the S&P 500 that are, in the opinion of the Sub-Adviser, profitable, predominantly higher-quality, and larger capitalization companies.  In selecting the companies, the Sub-Adviser looks for companies, which are in the top decile by return on invested capital with the lowest market-to-book multiples.

JNL/S&P Dividend Income & Growth Fund

The JNL/S&P Dividend Growth & Income Fund seeks primarily capital appreciation with a secondary focus on current income by investing approximately equal amounts in the common stock of 30 companies included in the S&P 500 which have the highest indicated annual dividend yields (“Dividend Yield”) within their sector, subject to the screening process described herein.  The three stocks with the highest Dividend Yield are selected from each of 10 economic sectors in the S&P 500.

JNL/S&P Intrinsic Value Fund

The JNL/S&P Intrinsic Value Fund seeks capital appreciation by investing approximately equal amounts in the common stock of 30 companies included in the S&P 500, excluding financial companies, that are, in the opinion of the Sub-Adviser, larger, predominantly higher-quality companies with strong free cash flows and low external financing needs.

JNL/S&P Total Yield Fund

The JNL/S&P Total Yield Fund seeks capital appreciation by investing approximately equal amounts in the common stock of the 30 companies included in S&P 500 with the highest S&P Total Yield (a broad measure of cash returned to shareholders and bondholders), subject to the screening process described herein.  The Sub-Adviser seeks companies that are significantly reducing their debt burden and/or increasing their equity distributions.

JNL/T. Rowe Price Mid-Cap Growth Fund

The JNL/T. Rowe Price Mid-Cap Growth Fund seeks long-term growth of capital by investing at least 80% of its assets, under normal circumstances, in a broadly diversified portfolio of common stocks of medium-sized (mid-capitalization) companies who earnings the Sub-Adviser expects to grow at a faster rate than the average company.

Depending upon cash flows into and out of the Fund, the Adviser may direct up to 20% of the portfolio be invested in a mid-cap growth index strategy (“index sleeve”) managed by Mellon Capital Management Corporation.  For the index sleeve, the Fund does not employ traditional methods of active investment management, which involves the buying and selling of securities based upon individual security analysis. The index sleeve attempts to replicate the Russell MidCap® Growth Index by investing all or substantially all of its assets in the stocks that make up the Russell MidCap® Growth Index in proportion to their market capitalization weighting in the Russell MidCap® Growth Index.